Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Bancorp of New Jersey, Inc.
Fort Lee, New Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2009, relating to the consolidated financial statements of Bancorp of New Jersey, Inc., which is incorporated by reference in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
Beard Miller Company LLP
Malvern, Pennsylvania
July 17, 2009